Restated electronically for
                                             SEC Filing purposes

                 CERTIFICATE OF INCORPORATION OF
               INTERGRAPH CORPORATION, AS AMENDED


                            ARTICLE I

                              Name
                              ----


     The name of the corporation is INTERGRAPH CORPORATION.

                           ARTICLE II

                        Registered Agent
                        ----------------

      The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

                           ARTICLE III

                             Purpose
                             -------

      The corporation shall have the right to engage in any and all lawful businesses for which corporations may be organized under the General Corporation Law of the State of Delaware, including, but not limited to, the design, manufacture, sale, lease and support of complete interactive graphic systems and the performance of engineering and consulting services.

                           ARTICLE IV

                             Capital
                             -------

      The aggregate number of shares which the corporation is authorized to issue is 100,000,000 of $.10 par value voting common stock all of the same class and none preferred.

                            ARTICLE V

                   Initial Board of Directors
                   --------------------------

     The number of directors constituting the initial board of
directors is   six  and  the  name and address of each initial
director is as follows:





             Name                            Address
             ----                            -------

James W. Meadlock                One Madison Industrial Park
                                 Huntsville, Alabama 35807

Roland E. Brown                  One Madison Industrial Park
                                 Huntsville, Alabama 35807

Nancy B. Meadlock                One Madison Industrial Park
                                 Huntsville, Alabama 35807

Keith H. Schonrock, Jr.          One Madison Industrial Park
                                 Huntsville, Alabama 35807

James F. Taylor, Jr.             One Madison Industrial Park
                                 Huntsville, Alabama 35807

Robert E. Thurber                One Madison Industrial Park
                                 Huntsville, Alabama 35807

                            ARTICLE VI

                          Incorporator
                          ------------

     The incorporator of this corporation is JOHN R. WYNN, whose address is 404 Madison Street, South, Huntsville, Alabama
35801.

                           ARTICLE VII

                             Powers
                             ------

     The corporation shall have all rights and powers granted corporations under the General Corporation Law of the State of Delaware.

                           ARTICLE VIII

                       Special Provisions
                       ------------------

     The following special provisions shall apply with respect to this corporation:

     (a) The Board of Directors shall have the power to adopt, amend or repeal by-laws of the corporation.

     (b) Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     (c) The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to merge, sell its assets and take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     (d) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another
corporation,   partnership,  joint  venture,  trust   or   other
enterprise,   against  expenses  (including  attorney's   fees),
judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of the State of Delaware from time to time in effect. The indemnification provided by this provision shall not be deemed exclusive of any other rights to which any such person seeking indemnification may be entitled under any
statute,   by-law,   agreement,   vote   of   stockholders    or
disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and
shall  enure  to  the  benefit  of  the  heirs,  executors   and
administrators of such person.

                           ARTICLE IX

               Directors' and Officers' Liability
               ----------------------------------
                       and Indemnification
                       -------------------

     (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     (b) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation  or  is  or  was serving  at  the  request  of  the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the following paragraph (c) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer, (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan)  in  advance  of the final disposition of  a  proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (c) If a claim under paragraph (b) of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (e) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.